Exhibit 10.3

Statement of Undertaking

This statement of undertaking (hereinafter “the Statement of Undertaking”) was signed on the 26th of May 2015, by Hanan Gino, ID no. 056025075, from Bergman 29, Rishon Lezion (hereinafter “the employee”).

Whereas	the employee wishes to engage in an employment agreement with Verint Systems Ltd. (hereinafter “the company”); and

Whereas
safeguarding the confidential data (as defined below), the company’s right in inventions (as defined below) and any accompanying intellectual property are essential to the company and the employee signs this undertaking as a condition to his employment by the company.

Therefore, the employee declares and undertakes the following towards the company:

In this statement of undertaking the term “the company” will also include all of the parent companies, subsidiary companies and related companies, directly or indirectly, as well as their subrogates and transferees.

1.	Confidential Data
The employee acknowledges that he has and will have access to data related to the company, its business, assets, financial state, information regarding the company’s activity, plans, predictions, customers, suppliers, business partners and third parties to whom the company has undertaken to maintain confidentiality (hereinafter “the confidential data”). Confidential data will include, amongst other things, any data, whether marked as confidential or not, regarding technology, products (completed products or products in development), research and development, patents, copyrights, trade secrets, experiment results, equations, processes; regarding trade secrets data, professional data, marketing, sales promotion, business and financial plans, work procedures, strategies, forecasts, inventions, financial data, list of customers, contracts, engagements, transactions, undertakings; data regarding employees, consultants, position holders, directors and share holders. Confidential data will include data in any form, whether documents, written, oral, or electronic or magnetic media. Confidential data will not include data that has become common knowledge, not as a result of a breach of this statement of undertaking by any employee.
The employee acknowledges and understands that his employment by the company and his access to confidential data creates a relation of trust regarding the aforementioned confidential data.
During the period of employment by the company or at any time after the termination of his employment for any reason, the employee will maintain the confidentiality of the data and will refrain from disclosure to any person or entity for his own benefit or the benefit of any organization other than the company, without the advanced consent of the company.
All of the rights to the confidential data are and will continue to be the sole property of the company or the third party providing the confidential data to the company. Without derogating the generality of the mentioned above, the employee agrees that all of the memos, documents, correspondence (email or otherwise), reports, diagrams, equations, specifications, lists and any other document (in any form), prepared, collected, processed, received, held, or that was used by the employee for his work for the company or the confidential data (“the materials”) will be the exclusive property of the company and will be considered confidential data. All of the originals, the copies and the abstracts of the materials will be submitted to the company by the employee upon the termination of the employment period or at any time earlier, should the company so request, and the employee will not save any copies of the aforementioned materials and the employee will not have lien rights.
The employee will not remove the materials from the company’s offices during the period of his employment, unless it is necessary as apart of his job and in accordance with the company’s procedures. If the materials are removed from the company’s offices as described above, the employee will take all measures to maintain their confidentiality and will return them to their place immediately after they are used as mentioned.
The employee will not use, during the period he is employed by the company, without an existing permit or authorization, and will not disclose, confidential data or trade secrets that belong to his previous employers or to any other person to which he is obligated to maintain confidentiality or to refrain from use (including an academic institution or any related party) (“previous employer”). The employee will not bring any asset or confidential document of a previous employer to the company’s offices, unless this asset, document or information has become common knowledge or the previous employer has agreed in writing to disclose the information.

2.	Unfair Competition and Prohibited Solicitation
The employee agrees that in light of his position in the company, his exposure to sensitive, essential and valuable company information, company assets (including intellectual property), technology, as well as business plans and reputation (“the company’s main assets”), the provisions of this section 2 are reasonable and required for the legal protection of the company’s main assets and the employee undertakes to comply as a condition to his employment. The employee declares that he has carefully read the provisions of this section 2, that he understands the results of this undertaking, specifically this section 2, and he agrees to what is contained in this section and he has considered the advantages and disadvantages of engaging in this undertaking. Therefore, the employee undertakes that during his employment by the company and for 24 months afterwards:
The employee will not engage, establish, develop or be involved in any way, directly or indirectly, as an employee, an owner, a partner, an agent, a shareholder, a director, a consultant or in any other way, in any business, profession, position, or any other activity that is likely to include or require the use of all or part of the company’s main assets. The employee confirms that it is likely that any engagement, establishment, opening, or involvement, directly or indirectly, as an employee, an owner, a partner, an agent, a shareholder, a director, a consultant, or in any other way, in any business, profession, position, or any other activity that competes with the company’s business, as it was during the period of employment or as planned during the period of employment, will require use of all or part of the company’s main assets.
The employee will not solicit, will not attempt to convince or solicit, directly or indirectly, any of the company’s employees to stop working for the company or to reduce their work for the company and will not employ such an employee directly or indirectly.

The employee will not solicit, will not attempt to convince or solicit, directly or indirectly, any consultant, service provider, agent, distributor, customer, or supplier of the company to terminate, reduce or change their relations with the company.

3.	Ownership of Inventions
The employee will notify and submit in writing to the company, or anyone appointed on its behalf, any inventions, enhancements, improvements, equations, processes, techniques, professional knowledge and technological data, whether they can be registered as a patent, copyright or under any other similar law or not, that were created, invented, made, developed or raised as ideas or implemented or learned by the employee, himself or with others, during the period he was employed by the company (including after work hours, on weekends, or on vacation) (all of the aforementioned will hereinafter be defined as: “inventions” or, if singular, “the invention”) immediately upon their discovery, receipt, creation, or invention.
The employee agrees that all of the inventions, from the day they were invented or created, are the company’s inventions, the company’s exclusive property, and the company will be the only owner of all patents, copyrights, trade secrets, or any other rights of any other kind, including moral rights, regarding inventions. The employee hereby irrevocably and unconditionally assigns to the company all of the following rights regarding all inventions: (1) patents, patent applications and patent rights, their extensions or expansions, (2) right related to creation, including copyrights or requests for copyrights, moral rights (as defined below) and possessory design rights, (3) rights regarding protection of trade secrets and confidential data, (4) samples and rights related to them, (5) any other possessory rights related to intangible assets including trademarks, service marks and applications for these rights, trade names and related reputation, and (6) claim rights due to the violation of any of the rights described above and the right to revenues, royalties and other payments for the aforementioned rights. The employee hereby waives all moral rights (as defined below) he may be entitled to regarding inventions, even after he completed his period of employment by the company and he agrees never to sue for these rights. “Moral rights” refer to any right of a creator to claim that his creation be named after him, any right to object to any change to a creation, and any other similar right that exists according to any law of any country or any convention.
The employee undertakes that during the period he is employed by the company and afterwards, he will perform any action required or reasonably requested by the company, and will assist the company, at its expense, in any way necessary, to register, protect, preserve, and enforce the inventions in all countries. These actions will include, amongst others, signing documents and assisting in legal procedures. The employee hereby irrevocably appoints and authorizes the company, or anyone it designates on its behalf, as a legal representative of the employee to act in his name and place, to sign any document, submit it and take any measures on behalf of the employee permitted by law to enable registration, preservation, protection and enforcement of the inventions, in any country.
The employee will not be entitled, in regard to the above, to any financial or other return beyond what is explicitly stated in the employment agreement or any other agreement or special settlement regarding this matter, written and signed by the company. Without derogating from the generality of the foregoing, the employee hereby irrevocably confirms that the amount he is paid according to the explicit terms of the employment agreement is in lieu of any right the employee may be entitled to by law for payment for the inventions and the employee hereby waives any right to royalties or any other payment for the inventions, including by virtue of section 134 of the Patents Law, 1967. In regard to the foregoing, any agreement, engagement, or oral or written agreement, will not be valid without being lawfully signed by the company.

4.	General
The employee hereby declares that in complying with all of the undertakings of this statement of undertaking, and in his position as company employee, he is not in violation of any undertaking to assign inventions, of non-competition, of confidentiality, or any similar undertaking towards, or the right of, a previous employer (including an academic institution or any related party). The employee acknowledges that the company is relying on this declaration in its decision to employ him.
The employee agrees that the provisions of this undertaking, which are an inseparable part of the terms of his employment, are reasonable and necessary for protection of the legitimate interests of the company.
The employee acknowledges that a breach of any provision of this statement of undertaking will cause the company irreparable damage and therefore in case of a breach of this statement of undertaking by the employee, the company will be entitled to issue a restraining order to enforce this statement of undertaking (without derogating from the other remedies the company will be entitled to).
Israeli law will apply to this statement of undertaking and it will be interpreted accordingly. The authorized court in Tel Aviv will have the exclusive jurisdiction in any matter related to this statement of undertaking.
Should the court or an authorized arbitrator determine that any of the provisions of this statement is invalid or non-enforceable in any way, such provision will be enforced to the maximum extent it can be according to the intent of the company and the employee. If the provision cannot be enforced according to this intent, the provision will be considered as if the parts that were determined as invalid or non-enforceable were deleted, only in the state or area in which it was determined that the provision was invalid or non-enforceable. In addition, if it will be determined that any provision included in this statement of undertaking is too wide for the period of time mentioned, the geographical perimeter, activity, or any other issue, it will be interpreted so that the applicable provision will be limited and reduced according to the above mentioned characteristic, so that the provision will be as enforceable as possible according to the law applicable at the time.
The provisions of this undertaking will remain fully valid after the termination of the employment of the employee for any reason. This undertaking will not derogate any other liability and undertaking of the employee according to any law.
This statement of undertaking serves as the complete agreement between the company and the employee regarding the issue of this statement. Any addition, change and/or waiver of the undertakings according to this statement will only be valid if they are written and signed by the company. A concession by one party to the other party will be a one-time concession and will not serve as a precedent for or reflect on a similar case or any other case.
This statement of undertaking and the rights and obligations according to it will apply to subrogates, transferees and legal representatives of the company and the employee. The company will be entitled to assign all or part of its rights under this statement of undertaking. The employee will not transfer, assign or convert the obligations imposed on him by virtue of this statement of undertaking in any way, without the advanced written consent of the company.

As evidence, I signed, today 26 of May 2015

Employee’s Name: /s/ Hanan Gino